



<ARTICLE>	UT
<LEGEND>
This schedule contains summary financial information extracted from
FPL Group's and FPL's consolidated balance sheet as
of December 31, 1999 and consolidated statements of income and cash flows for the year ended December 31, 1999 and is
qualified in its entirety by reference to such financial statements.

<CIK>                                  0000753308
<NAME>                            FPL Group, Inc.
<MULTIPLIER>                            1,000,000
<FISCAL-YEAR-END>                     DEC-31-1999
<PERIOD-END>                          DEC-31-1999
<PERIOD-TYPE>                              12-MOS
<BOOK-VALUE>                             PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                  $7,978
<OTHER-PROPERTY-AND-INVEST>                $3,249
<TOTAL-CURRENT-ASSETS>                     $1,373
<TOTAL-DEFERRED-CHARGES>                       $0
<OTHER-ASSETS>                               $841
<TOTAL-ASSETS>                            $13,441
<COMMON>                                       $2
<CAPITAL-SURPLUS-PAID-IN>                  $2,903
<RETAINED-EARNINGS>                        $2,465
<TOTAL-COMMON-STOCKHOLDERS-EQ>             $5,370
<PREFERRED-MANDATORY>                          $0
<PREFERRED>                                  $226
<LONG-TERM-DEBT-NET>                       $3,478
<SHORT-TERM-NOTES>                           $339
<LONG-TERM-NOTES-PAYABLE>                      $0
<COMMERCIAL-PAPER-OBLIGATIONS>                 $0
<LONG-TERM-DEBT-CURRENT-PORT>                $125
<PREFERRED-STOCK-CURRENT>                      $0
<CAPITAL-LEASE-OBLIGATIONS>                  $157
<LEASES-CURRENT>                               $0
<OTHER-ITEMS-CAPITAL-AND-LIAB>             $3,746
<TOT-CAPITALIZATION-AND-LIAB>             $13,441
<GROSS-OPERATING-REVENUE>                  $6,438
<INCOME-TAX-EXPENSE>                         $323
<OTHER-OPERATING-EXPENSES>                 $5,518
<TOTAL-OPERATING-EXPENSES>                 $5,518
<OPERATING-INCOME-LOSS>                      $920
<OTHER-INCOME-NET>                            $80
<INCOME-BEFORE-INTEREST-EXPEN>               $919
<TOTAL-INTEREST-EXPENSE>                     $222
<NET-INCOME>                                 $697
<PREFERRED-STOCK-DIVIDENDS>                   $15
<EARNINGS-AVAILABLE-FOR-COMM>                $697
<COMMON-STOCK-DIVIDENDS>                     $355
<TOTAL-INTEREST-ON-BONDS>                      $0
<CASH-FLOW-OPERATIONS>                     $1,563
<EPS-BASIC>                               $4.07 <F1>
<EPS-DILUTED>                               $4.07 <F1>

<F1>	Earnings per share (EPS) amounts have been computed in
accordance with Statement of Financial Accounting
Standards No. 128, "Earnings per Share."  The basic and diluted
EPS amounts have been entered in place of primary and fully diluted, respectively.




